Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(52,554,170)
Realized Trading Gain (Loss) on Short-Term Investments	(5,950)
Unrealized Gain (Loss) on Market Value of Futures	3,989,550
Dividend Income	19,013
Interest Income	392,738
ETF Transaction Fees	12,000
Total Income (Loss)	$(48,146,819)

Expenses
General Partner Management Fees	$192,756
Professional Fees	74,257
Brokerage Commissions	151,994
Non-interested Directors' Fees and Expenses	3,587
Prepaid Insurance Expense	1,906
NYMEX License Fee	4,819
SEC & FINRA Registration Expense	12,672
Total Expenses	$441,991
Net Income (Loss)	$(48,588,810)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/18	$394,254,623
Additions (6,800,000 Shares)	152,485,881
Withdrawals (4,100,000 Shares)	(91,793,300)
Net Income (Loss)	(48,588,810)

Net Asset Value End of Month	$406,358,394
Net Asset Value Per Share (18,284,588 Shares)	$22.22

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612